UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

MOVIE TRAILER GALAXY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169970	32-0309203
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11022 Aqua Vista Street, Suite 10

Studio City, CA 91602

(Address of principal executive office)

(310) 746-6464

(Registrant's telephone number, including area code)

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 11, 2012, a Common Stock Purchase Agreement between Movie Trailer Galaxy, Inc. and Stephanie Wyss (“Seller”) and Robert Roon (“Purchaser”), was entered into for the sale and purchase by Robert Roon of One Million Five Hundred Thousand (1,500,000) shares of Common Stock, par value $0.0001, of Movie Trailer Galaxy, Inc. (“Registrant”), representing approximately 82.3% of the Registrant’s issued and outstanding common shares.  The shares to be sold represent all of the Seller’s interest in and to any securities of Registrant.  The sale of the shares was completed on September 24 2012.

There is no family relationship or other relationship between the Seller and Purchaser and there are no arrangements or understanding among the members of the former or new control group with respect to election of directors or other matters.

Pursuant to the terms of the Common Stock Purchase Agreement, the Purchaser acquired 1,500,000 shares of the Registrant’s Common Stock, par value $0.0001, for a total of Twenty Five Thousand ($25,000) US Dollars, the “Purchase Price”.

This was a private transaction between Seller and Purchaser and no new shares of the Registrant were sold or issued.

Item 5.01  Changes in Control of Registrant

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

All funds ($25,000 US Dollars) for the purchase of 1,500,000 shares of the Registrant’s Common Stock, par value $0.0001, were provided from the Purchaser’s personal funds.

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 25, 2012, the board of directors appointed Robert S. Roon to fill a vacancy on the board of directors.

Stephanie Wyss, the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director resigned from the board of directors and resigned as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.  Robert S. Roon was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  Ms. Stephanie Wyss resignation as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Robert S. Roon, 52, Chairman and Chief Executive Officer of Vertical Communications LLC for the past 5 years.  Vertical Communications is an investment banking, social media company with offices in Florida and New Jersey.  Mr. Roon has over 30 years of experience in the investment banking industry.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Roon is a party in connection with this appointment as a director and an officer of this Company.

No transactions occurred in the last two years to which the Company was a party in which Mr. Roon had or is to have a direct or indirect material interest.

Item 9.01  Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Common Stock Purchase Agreement dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movie Trailer Galaxy, Inc.

Date: September 27, 2012	By:/s/ Robert S. Roon
Robert S. Roon
Chief Executive Officer

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